Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Park City Group, Inc. of our report dated September 28, 2022, relating to our audits of the consolidated financial statements for the years ended June 30, 2022 and 2021, which appears in Park City Group’s Annual Report on Form 10-K for the year ended June 30, 2022.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

August 11, 2023